Exhibit 10.19

MODIFICATION OF LOAN AGREEMENT

At the request of Syra Health Corp Borrower (s) and by mutual agreement of the parties, the terms of Commercial Loan number 709505950 for $ 1,500,000.00 dated the 7th day of February, 2022, made by the Citizens State Bank of New Castle, Indiana to, or assumed by, the undersigned borrower (s) are hereby modified in the following particulars and the maturity date of the loan is amended to cover any additional or reduced time required by this modification.

Extend Maturity 30 days from 03/31/2023 to 04/30/2023 with monthly interest only payments to continue as agreed. This extension is necessary to account for DLC and Board Approval in April.

Such modifications shall continue in effect until rescinded by the Bank. In all Other particulars and respects, the terms and conditions of the original Commercial Note Loan are continued in full force and effect.

Dated this 8th day of March, 2023

/s/ Deepika Vuppalanchi	/s/ Deepika Vuppalanchi
Guarantor	Borrower

Guarantor	Borrower

Citizens State Bank of New Castle	Citizens State Bank of New Castle

/s/ Matthew Patterson
Officer	Approval